ELIGIBLE ENTITY DESIGNATION AGREEMENT

This ELIGIBLE ENTITY DESIGNATION AGREEMENT (as the same may be amended or modified, this “Agreement”) is made and entered into as of the __ day of November, 2008 (the “Effective Date”) by and among FEDERAL DEPOSIT INSURANCE CORPORATION (the “FDIC”), GENERAL ELECTRIC CAPITAL CORPORATION (“GECC”), and GENERAL ELECTRIC COMPANY (“GE”).

RECITALS

WHEREAS, the FDIC has issued an Interim Rule effective October 23, 2008, 12 C.F.R. Part 370 (together with all updates, amendments and other modifications, including by adoption of any final or subsequent rule and FDIC guidance and interpretive materials regarding such Part 370, the “Rule”), establishing the Temporary Liquidity Guarantee Program (the “Program”); and

WHEREAS, pursuant to the Rule, the FDIC will guarantee the payment of certain newly-issued “senior unsecured debt” (as defined in the Rule, hereinafter “Senior Unsecured Debt”) issued by Insured Depository Institutions, U.S. Bank Holding Companies, certain U.S. Savings and Loan Holding Companies, and affiliates of Insured Depository Institutions designated by the FDIC as “eligible entities” (as defined in and for purposes of the Rule, hereinafter “Eligible Entities”); and

WHEREAS, GECC is a wholly-owned subsidiary of GE; and

WHEREAS, GECC is a savings and loan holding company by virtue of its indirect 100% ownership of GE Money Bank, a federally-chartered thrift, and is supervised by the Office of Thrift Supervision; and

WHEREAS, GECC is a Delaware corporation; and

WHEREAS, GECC is the primary operating vehicle through which GE engages in financial services, providing financing to businesses and consumers; and

WHEREAS, GECC has requested that the FDIC guarantee under the Program Senior Unsecured Debt issued by GECC; and

WHEREAS, GECC is an affiliate of an Insured Depository Institution for purposes of the Rule;

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

(1)

1.           Definitions.  Capitalized terms used and not otherwise defined in this Agreement have the meanings given such terms in the Rule.

2.           Designation of GECC as Eligible Entity.  On the terms and subject to the conditions set forth in this Agreement, GECC shall constitute an Eligible Entity under the Rule.

3.           Commitments by GE and GECC.

(a)           GECC shall not issue Senior Unsecured Debt that is identified as “guaranteed by the FDIC,” unless such debt meets all of the criteria of “newly issued senior unsecured debt” (as defined in the Rule) and satisfies all of the requirements and conditions necessary to qualify as FDIC-guaranteed debt under the Rule.

(b)           In the event the FDIC does pay any claims pursuant to and in accordance with its guarantee of GECC debt under the Program, GECC shall reimburse the FDIC for any and all such amounts as are paid by the FDIC upon demand for payment of the same by the FDIC.  In the event the FDIC does pay any claims pursuant to and in accordance with its guarantee of GECC debt under the Program, GE shall reimburse the FDIC for any and all such amounts as are paid by the FDIC upon demand for payment of the same by the FDIC; provided, however, that to the extent of such reimbursement, GE shall be subrogated to the rights of the FDIC against GECC as such rights relate to the FDIC’s payment of any claims under the FDIC guarantee of GECC debt.  Upon the reasonable request of GE, accompanied by GE’s undertaking to reimburse the FDIC for all costs (including reasonable attorneys’ fees and costs) incurred by the FDIC in connection with the FDIC’s compliance with such request, the FDIC will provide GE with reasonable cooperation in pursuing GE’s subrogation rights under this Agreement.

(c)           GECC shall indemnify and hold harmless the FDIC from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and costs) incurred by the FDIC and arising out of or in connection with any of (i) the issuance by GECC of any Senior Unsecured Debt, other than any Senior Unsecured Debt which is not guaranteed by the FDIC as contemplated by Section 370.3(f) of the Rule, (ii) the failure of GECC to comply with any of the covenants or other provisions of this Agreement, and (iii) any inaccuracy or breach of any representation or warranty made by GECC in this Agreement (for purposes of determining any such inaccuracy or breach and any resulting liability under this indemnification provision, such representation or warranty shall be read as if it were not qualified by and did not contain any concept of “material,” “materiality,” “material adverse effect” or similar qualification).

(d)           GE shall indemnify and hold harmless the FDIC from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees and costs) incurred by the FDIC and arising out of or in connection with any of (i) the failure of GECC to comply with any of the covenants or other provisions of

(2)

this Agreement (including GECC’s indemnification obligation contained in Section 3(c)), (ii) the failure of GE to comply with any of the covenants or other provisions of this Agreement, and (iii) any inaccuracy or breach of any representation or warranty made by GE in this Agreement (for purposes of determining any such inaccuracy or breach and any resulting liability under this indemnification provision, such representation or warranty shall be read as if it were not qualified by and did not contain any concept of “material,” “materiality,” material adverse effect” or similar qualification).

(e)           Prior to making any claim against GE under Section 3(d)(i), the FDIC shall give GECC written notice of GECC’s failure that gives rise to such claim against GE (but shall not otherwise be required to pursue or exhaust any remedies against GECC).

(f)           Unless the FDIC otherwise consents in writing, the representations and warranties contained in Section 4(d) shall remain true and correct in all respects.

(g)           Until June 30, 2012, each of GE and GECC shall make a good faith effort to inform the FDIC promptly of any material change in the information communicated in writing to the FDIC in connection with GECC’s request to designate GECC an Eligible Entity.

4.           Representations and Warranties.  Each of GE and GECC hereby represent and warrant to the FDIC as follows:

(a)           It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority (corporate or other) to own, lease and operate its assets and properties and to carry on its business as presently conducted.

(b)           It has all requisite power and authority (corporate or other) to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery by it of, and the performance by it of its obligations under, this Agreement have been duly and validly authorized by all requisite action on the part of it, and this Agreement constitutes a valid and binding obligation of it enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights and remedies of creditors generally and to general principles of equity (regardless of whether in equity or at law).

(c)           The execution and delivery by it of this Agreement, the performance by it of its obligations hereunder and the consummation by it of the transactions contemplated hereby do not and will not:  (i) violate any provision of its certificate or articles of incorporation or bylaws; (ii) require on the part of it any notice or filing with, or any permits, licenses, authorizations, registrations, franchises, approvals, consents, certificates, variances and similar rights obtained, or required to be obtained,

(3)

from any federal, state, municipal or other governmental department, branch, commission, board, bureau, agency or instrumentality, or other authorization of, or any exemption by, any federal, state, municipal or other governmental department, branch, commission, board, bureau, agency or instrumentality, in each case except as would not, individually or in the aggregate, have a material adverse effect on it or its ability to perform any obligation under this Agreement; (iii) in any material respect, result in a violation or breach of, constitute a default under, result in the acceleration of, give rise to any right to accelerate, terminate, modify or cancel, or require any notice, consent, authorization, approval or waiver under, or result in any other adverse consequence under, any material contract to which it is a party or by which it or any of its assets or properties is bound; (iv) violate or breach the terms of or cause any default under any law applicable to it or any of its properties or assets, except as would not, individually or in the aggregate, have a material adverse effect on it or its ability to perform any obligation under this Agreement; or (v) with the passage of time, the giving of notice or both, have any of the effects described in clauses (i) through (iv) of this Section.

(d)           GECC is (i) a corporation organized and existing under the laws of the state of Delaware or another state within the United States, (ii) an affiliate of GE, (iii) an affiliate of an Insured Depository Institution for purposes of the Rule, and (iv) together with its subsidiaries, the primary operating vehicle through which GE engages in financial services and provides financing to businesses and consumers.

(e)           The representations and warranties made by GE and GECC in this Agreement, and the information provided by GE and GECC to the FDIC in connection with GECC’s request to designate GECC an Eligible Entity (including the information set forth in the Recitals hereto), are true and correct in all material respects and do not omit any material facts necessary in order to make the statements made not misleading.

(f)           GE and GECC each hereby acknowledge that (i) the FDIC may be in possession of information relating to GE or GECC which information was not provided to the FDIC in connection with the request to designate GECC as an Eligible Entity (“Non-Qualifying Information”), and (ii) neither the representations and warranties of GE and GECC nor any obligations that may arise as a breach thereof shall be limited or otherwise affected by reason of the fact that the FDIC is or was at any time in possession of Non-Qualifying Information.

5.           Oversight and Reports.  Without limiting the application of the Rule generally to any FDIC guarantee provided pursuant to the Program with respect to GECC Senior Unsecured Debt, and without limiting the oversight or other authority to which GE or GECC may be subject by any other regulator, each of GE and GECC agree that (i) it shall be subject to the oversight of the FDIC pursuant to the provisions of Section 370.10 of the Rule (regardless of whether it is a “participating entity” for purposes of the Rule), and (ii) it shall notify the FDIC in writing within three (3) business days after the occurrence of any event that would reasonably be expected to result in any failure by GE or GECC to comply in any material respect with any of the covenants or other provisions of Section 3 of this Agreement.  Without limiting the rights the FDIC may have under the

(4)

Rule or otherwise under this Agreement, GE and GECC acknowledge and agree that the FDIC may terminate this Agreement (but any FDIC guarantee shall be terminated in a manner consistent with Section 370.11 of the Rule) if either GE or GECC breaches any obligation or covenant contained, or there exists any inaccuracy in any representation or warranty made by GE or GECC, in this Agreement, and the same is not cured after notice and a reasonable opportunity to cure the same is provided by the FDIC (with such notice to specify such reasonable cure period).  No provision of this Agreement shall be construed to affect the FDIC’s authority to terminate GECC’s status as an Eligible Entity pursuant to Section 370.11 of the Rule.

6.           Survival.  All representations, warranties, covenants and agreements contained in this Agreement shall survive (and not be affected in any respect by) the consummation of the transactions contemplated hereby.

7.           Notices.  All notices, requests, demands, and other communications required or permitted to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be given by certified or registered mail, postage prepaid, or, delivered by hand or by nationally recognized air courier service, directed to the address of such person set forth below:

If to GE:

General Electric Company
3135 Easton Turnpike
Fairfield, CT  06828
Attention:  General Counsel

If to GECC:

General Electric Capital Corporation
901 Main Street
Suite 800
Norwalk, CT  06851
Attention:  General Counsel

If to FDIC:

Federal Deposit Insurance Corporation
550 17th Street, N.W.
Washington, D.C.  20429
Attention:  Donald Hamm, Division of Supervision and Consumer Protection
Facsimile No.:  202-898-6676

(5)

With a copy to:

Federal Deposit Insurance Corporation
550 17th Street, N.W.
Washington, D.C.  20429
Attention:  Michael B. Phillips, Counsel
Facsimile No.:  202-898-3581

Any such notice shall become effective when received (or receipt is refused) by the addressee, provided that any notice or communication that is received (or refused) other than during regular business hours of the recipient shall be deemed to have been given at the opening of business on the next business day of the recipient.  From time to time, any person may designate a new address for purposes of notice hereunder by notice to such effect to the other persons identified above.

8.           Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither GE nor GECC may assign this Agreement or any of its rights, interests or obligations hereunder.  Any purported assignment or delegation in violation of this Agreement shall be null and void ab initio.

9.           Entire Agreement.  This Agreement embodies the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and merges in, supersedes and cancels all prior written or oral commitments, arrangements or understandings with respect thereto.

10.           Modifications, Amendments and Waivers.  This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the FDIC, GE and GECC.  Any party hereto may, only by an instrument in writing, waive compliance by any other party or parties hereto with any term or provision hereof on the part of such other party or parties hereto to be performed or complied with.  No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The waiver by any party hereto of a breach of any term or provision hereof shall not be construed as a waiver of any subsequent breach.  The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

11.           Counterparts; Facsimile Signatures.  This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall together constitute one and the same instrument.  It shall not be necessary for any counterpart to bear the signature of all parties hereto.  This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version

(6)

thereof delivered in person.  No signatory to this Agreement shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such person forever waives any such defense.

12.           Governing Law.  THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH FEDERAL LAW, BUT TO THE EXTENT FEDERAL LAW DOES NOT PROVIDE A RULE OF DECISION, THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

13.           Submission to Jurisdiction; Waiver of Jury Trial.  Each of GE and GECC, for itself and its affiliates, hereby irrevocably and unconditionally:

(a)           (i) agrees that any suit, action or proceeding instituted against it by any other party with respect to this Agreement may be instituted, and that any suit, action or proceeding by it against any other party with respect to this Agreement shall be instituted, only in the Supreme Court of the State of New York, County of New York, or the United States District Court for the Southern District of New York or the United States District Court for the District of Columbia or the United States Court of Federal Claims (and appellate courts from any of the foregoing) as the party instituting such suit, action or proceeding may in his, her or its sole discretion elect, (ii) consents and submits, for itself and its property, to the jurisdiction of such courts for the purpose of any such suit, action or proceeding instituted against it by any other party and (iii) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law;

(b)           agrees that service of all writs, process and summonses in any suit, action or proceeding pursuant to Section 13(a) may be effected by the mailing of copies hereof by registered or certified mail, postage prepaid, to the person being served at its address for notices pursuant to Section 7 (with copies to such other persons as specified therein); provided, however, that nothing contained in this Section 13 shall affect the ability of any party to be served process in any other manner permitted by law; and

(c)           (i) waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court specified in Section 13(a), (ii) waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and (iii) agrees not to plead or claim either of the foregoing.

14.           WAIVER OF JURY TRIAL.  EACH OF GE, FOR ITSELF AND ITS AFFILIATES, GECC, FOR ITSELF AND ITS AFFILIATES, AND THE FDIC

(7)

HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

15.           Severability.  Each party hereto agrees that any provision of this Agreement which is rendered or held invalid, illegal or unenforceable in any respect in any jurisdiction shall be ineffective, but such ineffectiveness shall be limited as follows:  (a) if such provision is rendered or held invalid, illegal or unenforceable in such jurisdiction only as to a particular person or persons or under any particular circumstance or circumstances, such provision shall be ineffective, but only in such jurisdiction and only with respect to such particular person or persons or under such particular circumstance or circumstances, as the case may be; (b) without limitation of clause (a), such provision shall in any event be ineffective only as to such jurisdiction and only to the extent of such invalidity, illegality or unenforceability, and such invalidity, illegality or unenforceability in such jurisdiction shall not render invalid, illegal or unenforceable such provision in any other jurisdiction; and (c) without limitation of clause (a) or (b), such ineffectiveness shall not render invalid, illegal or unenforceable this Agreement or any of the remaining provisions hereof.  In the event any provision of this Agreement is rendered or held invalid, illegal or unenforceable in any respect, the parties shall negotiate in good faith to amend this Agreement to cure such invalidity, illegality or unenforceability in a way that reflects the parties’ original intent hereunder.

16.           No Presumption.  With regard to each and every term and condition of this Agreement, each party hereto understands and agrees that the same have or has been mutually negotiated, prepared and drafted by the FDIC, on the one hand, and GE and GECC, on the other hand, and if at any time any such term or condition is desired or required to be interpreted or construed, no consideration shall be given to the issue of who actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

17.           Third Party Beneficiaries.  This Agreement is for the benefit of each of the parties hereto and their respective permitted successors and assigns, and no other person; provided, however, that the holders of GECC Senior Unsecured Debt guaranteed by the FDIC pursuant to this Agreement and the Rule shall be entitled to make a claim against the FDIC to receive payment of any such debt in accordance with this Agreement and the Rule.

18.           General Applicability of Rule.  No provision of this Agreement shall be construed to modify or amend the Rule.

[The next page is the signature page]

(8)

IN WITNESS WHEREOF, each of the undersigned parties has caused this Agreement to be executed by its respective officer or agent thereunto duly authorized on the date first above written.

FEDERAL DEPOSIT INSURANCE CORPORATION

By:
Name:
Title:

GENERAL ELECTRIC COMPANY

 By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name:
Title:

(9)